Exhibit 4.3

Execution Version

FIRST AMENDMENT AND JOINDER TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This First Amendment and Joinder to Amended and Restated Investor Rights Agreement (this “First Amendment and Joinder”) is made as of October 23, 2017 by and among TELA Bio, Inc., a Delaware corporation (the “Company”), the Requisite Holders (as identified on the signature pages hereto (the “Requisite Holders”)) and Pacira Pharmaceuticals, Inc., a Delaware corporation (“Pacira”).

Recitals:

The Company, the Requisite Holders and the other Stockholders are parties to an Amended and Restated Investor Rights Agreement dated as of October 2, 2014 (the “Investor Rights Agreement”).  Pursuant to the terms of that certain Series B Preferred Stock Purchase Agreement, dated as of even date herewith (the “Pacira Purchase Agreement”), effective as of the date hereof, Pacira is purchasing 12,931,034 newly-issued shares of Series B Preferred Stock of the Company (the “Initial Shares”) from the Company and may subsequently purchase up to an additional 8,620,690 newly-issued shares of Series B Preferred Stock of the Company (the “Option Shares” and together with the Initial Shares, the “Shares”).  In accordance with Section 5.9 of the Investor Rights Agreement, the Company and Pacira are entering into this First Amendment and Joinder in connection with such purchase of the Shares, and in accordance with Section 5.3 of the Investor Rights Agreement, the Required Holders constitute the Stockholders necessary to amend the Investor Rights Agreement as set forth in this First Amendment and Joinder.

Each capitalized term used in this First Amendment and Joinder and not otherwise defined shall have the same respective meaning as that assigned to it in the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Joinder to Investor Rights Agreement.  Upon the execution and delivery of this First Amendment and Joinder, Pacira agrees to be bound by and comply with all provisions, restrictions, terms and conditions of the Investor Rights Agreement as an “Investor,” a “Major Investor” and “Holder” in accordance with all of the terms and provisions of the Investor Rights Agreement applicable to “Investors,” “Major Investors” and “Holders.” In addition, Pacira shall have all rights of an “Investor,” “Major Investor” and “Holder” under the Investor Rights Agreement.

2.                                      Amendments to Investor Rights Agreement.  The Investor Rights Agreement is hereby deemed to be amended as follows:

(a)                                 Section 2.1(a)(iii) shall be amended and restated in its entirety as follows:

“Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a

Holder which is (A) a partnership to its partners or former partners in accordance with their respective partnership interests, (B) a corporation to its stockholders in accordance with their respective interests in the corporation, (C) a limited liability company to its members or former members in accordance with their respective interests in the limited liability company, or (D) to an individual Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family member; provided however, that in each case such disposition complies with the terms of the Stockholders Agreement and the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder; provided, further, that Pacira shall only be permitted to transfer its shares of Preferred Stock to its Affiliates and that no transfer by Pacira to any of its Affiliates shall relieve Pacira of any obligations set forth in this Agreement.”

(b)                                 Section 2.10 shall be amended and restated in its entirety as follows:

“Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a holder of Preferred Stock to the extent such holder’s Registrable Securities are transferred to a permitted transferee or permitted assignee of Registrable Securities which (a) is an Affiliate, principal, officer, retired principal, or retired officer of such holder, or (b) any other transferee, so long as such transferee does not, directly or indirectly, compete with the Company (as determined in good faith by the Board), it being understood that a transferee that is a blind pool investment vehicle shall not be deemed to compete with the Company solely because such transferee may have made an investment in an entity that competes with the Company, provided that any such transferee shall agree in writing to be subject to all restrictions, terms and conditions set forth in this Agreement and the Stockholders Agreement; provided, however, that (x) the transferor shall, within ten (10) days prior to such proposed transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (y) such transfer complies with the terms of this Agreement, the Certificate, the Stockholders Agreement and any other applicable federal or state securities laws; provided, further, that Pacira’s rights to cause the Company to register Registrable Securities pursuant to this Section 2 may only be assigned to Pacira’s Affiliates (and not to any principal, officer, retired principal, or retired officer of Pacira) and that, notwithstanding anything else in this Agreement, no assignment of such rights by Pacira to its Affiliate shall relieve Pacira of any obligations set forth in this Agreement.”

(c)                                  Section 3.1 (b)(i)-(iii) shall be amended and restated in its entirety as follows:

“(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries and a statement of stockholders’ equity, as at the

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end of such fiscal year, and a consolidated statement of operations and a consolidated statement of cash flows of the Company and its Subsidiaries, for such year, all prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be audited with accompanying footnotes and accompanied by a report and opinion thereon by a firm of independent public accountants of national standing or such other independent public accounting firm selected by the Company’s Board and reasonably acceptable to the Requisite Holders;

(ii)                                  As soon as practicable after the end of each quarterly accounting periods in each fiscal year of the Company and its Subsidiaries, and in any event within forty-five (45) days thereafter, an un-audited consolidated balance sheet, statement of stockholders’ equity, consolidated statement of income and a consolidated statement of cash flows for such quarterly period, and for the current fiscal year to date, including (A) a comparison of the current fiscal year to date to the Company’s annual budget with any variances between such figures so listed, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made and (B) a brief statement prepared by the Company’s CEO summarizing the Company’s financial performance during such quarterly accounting period and anticipated performance during the ensuing quarterly accounting period;

(iii)                               As soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, (A) an un-audited consolidated balance sheet, consolidated statement of income, statement of stockholders’ equity and a consolidated statement of cash flows for such preceding month and (B) a brief statement prepared by the Company’s CEO summarizing the Company’s financial and operational performance during such month, any variances from the Company’s annual budget and the Company’s anticipated performance during the ensuing month;”

(d)                                 Section 3.2 shall be amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing provisions of this Section 3.2, the Company shall have the right to limit the information provided to Pacira to the extent reasonably necessary to protect the Company’s interests as reasonably determined by the Board in good faith, (A) if Pacira, or any of its Affiliates, acquires or makes an equity investment in a competitor of the Company, acquires rights to any business that is competitive with the Company’s business or commences the development of products that are competitive with the Company’s products (collectively, ‘Competitive Activities’) (provided, however, that (Y) the provision of any products used in an ‘off-label’ manner (provided that such activities are not in violation of the Company’s Second Amended and Restated License, Product Development and Supply Agreement with Aroa Biosurgery Ltd. (‘Aroa’) and (Z)

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any investment by Pacira in Aroa or any of its Affiliates (or their successors) shall not be deemed ‘Competitive Activities’) and (B) on matters concerning the possible sale of the Company following the Standstill Period (as defined in the Stockholders Agreement).”

(e)                                  Pacira shall be added to Exhibit A to the Investor Rights Agreement.  The address of Pacira for purposes of such Exhibit A shall be 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054.

3.                                      Effect of First Amendment and Joinder.  The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Investor Rights Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended or revised herein.

4.                                      Counterparts; Facsimile or Electronic Transmission.  This First Amendment and Joinder may be executed on separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.  This First Amendment and Joinder may be delivered by any party by facsimile or electronic transmission.

5.                                      Governing Law.  This First Amendment and Joinder, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of any jurisdiction.  No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment.  Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and Joinder to Amended and Restated Investor Rights Agreement as of the day and year first above written.

COMPANY:

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President and Chief Executive Officer

[Signature page to First Amendment and Joinder to Investor Rights Agreements]

PACIRA:

PACIRA PHARMACEUTICALS, INC.

By:	/s/ Kristen Williams
Name:	Kristen Williams
Title:	Chief Administrative Officer and General Counsel

[Signature page to First Amendment and Joinder to Investor Rights Agreements]

REQUISITE HOLDERS:

QUAKER BIOVENTURES II, L.P.

By: Quaker Bioventures Capital II, L.P., its General Partner

By: Quaker Bioventures Capital II, LLC, its General Partner

By:	/s/ Adele C. Oliva
Name:	Adele C. Oliva
Title:	Executive Manager

[Signature page to First Amendment and Joinder to Investor Rights Agreements]

ORBIMED PRIVATE INVESTMENTS IV, LP

By: OrbiMed Capital GP IV LLC, its General Partner

By: OrbiMed Advisors LLC, its General Partner

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

[Signature page to First Amendment and Joinder to Investor Rights Agreements]

HIGHCAPE PARTNERS QP, L.P.

By: HighCape Partners GP, L.P., its General Partner

By: HighCape Partners GP, LLC, its General Partner

By:	/s/ William Matthew Zuga
Name:	William Matthew Zuga
Title:	Managing Member

HIGHCAPE PARTNERS, L.P.

By: HighCape Partners GP, L.P., its General Partner

By: HighCape Partners GP, LLC, its General Partner

By:	/s/ William Matthew Zuga
Name:	William Matthew Zuga
Title:	Managing Member

[Signature page to First Amendment and Joinder to Investor Rights Agreements]

SIGNET HEALTHCARE PARTNERS
ACCREDITED PARTNERSHIP III, LP

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Director

SIGNET HEALTHCARE PARTNERS QP PARTNERSHIP III, LP

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Director

[Signature page to First Amendment and Joinder to Investor Rights Agreements]